UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2020

YAYYO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2020, X, LLC, a company wholly-owned and controlled by Ramy El-Batrawi, the Chief Executive Officer and a Director of YayYo, Inc. (the “Company”), loaned $50,000 to the Company, and on April 6, 2020, X, LLC, loaned an additional $100,000 to the Company. These loans were made under an oral agreement, are secured by all of the assets of the Company and its subsidiaries, bear no interest, and are payable 30 days after the date of the loan. The Company will use the proceeds of these loans for general working capital purposes.

Item 3.02	Unregistered Sales of Equity Securities.

On April 3, 2020, the Company issued and sold 1,428,571 of its common stock, par value $0.000001 per share, to a private investor who is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), for a purchase price of $0.07 per share, for gross proceeds of $100,000. The Company will use the proceeds of this sale for general working capital purposes. This sale was exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder as not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2020	YAYYO, INC.

	By:	/s/ Ramy El-Batrawi
	Name:	Ramy El-Batrawi
	Title:	Chief Executive Officer